Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Doug Sabella, Chief Executive Officer of Veraz Networks, Inc. (the “Company”), and Al Wood, the Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and to which this Certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 29th day of July, 2008.

/s/ Doug Sabella
Doug Sabella
CHIEF EXECUTIVE OFFICER

/s/ Al Wood
Al Wood
CHIEF FINANCIAL OFFICER

“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Veraz Networks, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”